YTB Elects Three New Board Members

WOOD RIVER, IL., June 18, 2009 – YTB International, Inc. (OTC BB: YTBLA) (“YTB” or the “Company”), a provider of Internet-based travel booking services for travel agencies and home-based independent representatives in the United States, Puerto Rico, Bermuda, the Bahamas, the U.S. Virgin Islands, and Canada, today announced the election of Thomas B. Baker, Jr., Jack H. Humes, Jr., and Patricia S. Williams to the Company’s Board of Directors on Monday, June 15, 2009. These additions bring the number of sitting board members to 10.

Thomas B. Baker, Jr., of Edwardsville, Illinois, currently serves as President and founder of Summit Development & Holdings, Inc. and Summit Capital, Inc., and has extensive experience in finance, accounting, and entrepreneurial business development. He also currently serves on the Advisory Board for the Accounting Department of Illinois Wesleyan University and serves on the alumni focus group of its St. Louis chapter. Mr. Baker has previously served on the Board of Directors of Hoyleton Children’s Home and the Advisory Board for EVCO National, a national painting company.

Jack H. Humes, Jr., of Edwardsville, Illinois, founded the Humes Law Office on May 1, 2000 after having been associated with the firm Burroughs, Hepler, Broom, MacDonald, Hebrank, & True (now Hepler Broom, LLC) since 1986. Mr. Humes currently provides legal services to corporations, governmental bodies and individuals related to various real estate issues, focusing on land and right-of-way acquisition, construction, contracting and project financing. Mr. Humes is a member of the Missouri Bar, the Illinois State Bar Association, the American Bar Association, the American Institute of Certified Planners and the American Planning Association.

Patricia S. Williams, of Wildwood, Missouri, is Senior Vice President General Counsel and Corporate Secretary of RehabCare Group, Inc., a leading provider of physical rehabilitation program management services in over 1,200 hospitals, skilled nursing facilities and other long-term care facilities throughout the United States. Ms. Williams previously held the position of Vice President General Counsel and Corporate Secretary of Thermadyne Holdings Corporation, a multi-national manufacturer of welding and cutting products. Ms. Williams serves on the Board of Directors for White Drive Products, Inc., a leading global supplier of hydraulic motors and drive system products for mobile and industrial applications.

CEO Scott Tomer said, “It is a rare feat for any Company to be able to attract three Board members of such a high caliber who have the potential to make an immediate impact on current operations. I am proud that we have been able to record this accomplishment. Thomas, Jack, and Patricia, while each being uniquely talented individuals, share a common bias towards results, and I look forward to working with them in the near future.”  Mr. Tomer continued, “I know that I speak for the entire Company in welcoming our new Board members. The addition of three fresh voices on our Board will undoubtedly strengthen our Company, making for more productive and innovative deliberations as we work to navigate the current economic climate and grow our business.”

About YTB International

YTB International, Inc. was recognized as the 26th largest seller of travel in the U.S. in Travel Weekly's 2008 Power List, based on 2007 annual retail value of travel services booked. YTB provides Internet-based travel booking services for home-based independent representatives in the United States, Puerto Rico, the Bahamas, Canada, Bermuda, and the U.S. Virgin Islands. The Company operates through three subsidiaries: YTB Marketing, Inc., YTB Travel Network, Inc., and REZconnect Technologies, Inc.

For more information about YTB International visit http://www.ytb.com or http://www.thefactsaboutytb.com.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's reports filed from time to time with the Securities and Exchange Commission including the Company's Annual Report on Form 10-K for the year ended December 31, 2008. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

    For: YTB International, Inc.

    Media Contact:
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    Investor Contacts:
    Yemi Rose
    KCSA Strategic Communications
    212-896-1233

SOURCE YTB International, Inc.